Exhibit 10.10

CONSENT TO

ASSIGNMENT AND ASSUMPTION OF LEASE

Normandy Nickerson Road, LLC, a Delaware limited liability company, with an office at 53 Maple Avenue, Morristown, New Jersey 07960 (“Lessor”), hereby consents to the Assignment and Assumption of Lease dated February 22, 2012, a fully executed copy of which is attached hereto (the “Assignment”) by Bitstream, Inc., a Delaware corporation, having an address at 500 Nickerson Road, Marlborough, Massachusetts (“Assignor”) to Marlborough Software Development Holdings Inc., a Delaware corporation having an address at 500 Nickerson Road, Marlborough, Massachusetts (“Assignee”) pursuant to which Assignor has assigned to Assignee all of its right, title and interest in and to that certain Office Lease Agreement between the Assignor and the Lessor dated as of June 22, 2009, as affected by a certain Commencement Date Agreement between the Assignor and the Lessor dated as of September 2, 2009 (which lease as the same may have been and may hereafter be amended, is hereinafter called the “Lease”) under which Assignor leases from Lessor 27,378 rentable square feet on the Second Floor (the “Premises”) in the building located at 500 Nickerson Road, Marlborough, Massachusetts (the “Building”), such consent being subject to, and upon, the following terms and conditions, to each of which Assignor and Assignee consent and agree to be bound:

1. Without limiting the generality of the foregoing, Lessor hereby (a) consents to the assignment by Assignor to Assignee of all of Assignor’s right, title and interest in the Lease pursuant to the Assignment, and (b) releases Assignor from any and all liabilities and obligations under the Lease effective on the Effective Date (as defined in the Assignment and hereinafter the “Effective Date”). Effective on the Effective Date, the Assignee hereby accepts the assignment of the Lease by Assignor pursuant to the Assignment, and Assignee hereby assumes the performance of all of the obligations of the Assignor as tenant under the Lease, whether arising before or after the Effective Date. Assignee, shall not do or permit anything to be done in connection with the Assignment or the Assignee’s occupancy of the Premises which will violate the Lease.

2. Assignee will not, without the prior written consent of Lessor in each instance, further assign the Lease or sublet the Premises or any part thereof, in each case except in accordance with the express terms of the Lease. This Consent to Assignment and Assumption of Lease (“Consent”) shall not be construed as consent by Lessor to, or as permitting, any other or further licensing, subletting or assignment by Assignee.

3. Assignor and Assignee represent that the Assignment referred to in the first paragraph of this Consent constitutes the entire agreement between Assignor and Assignee relating to the transactions consented to herein. Except as expressly provided herein, nothing contained herein shall be construed as a consent to, or approval or ratification by Lessor to any of the particular provisions of the Assignment or as a representation or warranty by Lessor.

4. Assignor represents that the Lease is in full force and effect and that the obligations of Lessor as of this date have been fully performed and complied with.

5. Assignee agrees that all of its insurance policies shall expressly waive any rights of subrogation by the insurance companies against Lessor and its managing agent, it being understood and agreed that Assignee expressly waives any such right of subrogation for any reason or occurrence whatsoever.

6. Except as expressly provided in Section 1 hereof, nothing herein contained is intended to waive or shall be construed to waive any breach of the Lease or any right of the Lessor against any person, firm, association, corporation or entity liable or responsible for the performance of the Lease or to enlarge or increase Lessor’s obligations thereunder, and all provisions, consents, agreements, terms and conditions of the Lease are hereby declared to be in full force and effect.

7. Assignee agrees that it shall pay any brokerage commission’s payable in connection with the Assignment, and Lessor shall have no responsibility with respect thereto. Assignee agrees to indemnify and hold harmless Lessor from and against any claims for any such brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, attorneys’ fees and expenses. Simultaneously with the execution and delivery of this Consent to Assignor and Assignee by Lessor, Assignee has reimbursed Lessor for Lessor’s reasonable legal fees and costs and expenses which are agreed to be $1,500.00.

8. Notwithstanding anything to the contrary contained in the Lease, Assignor and/or Assignee shall, at or prior to the Effective Date, either (a) substitute a new letter of credit security deposit in the amount of $260,000.00 (the “Substitute Letter of Credit”) for the $135,680.00 Letter of Credit (as defined in the Lease and hereinafter the “Letter of Credit”) presently held by Lessor under the Lease or (b) deliver to the Lessor an amendment to the Letter of Credit which increases the amount thereof to $260,000.00 (the “Letter of Credit Amendment”). In the event that the Assignor and/or the Assignee elects to provide a Substitute Letter of Credit (as opposed to the Letter of Credit Amendment) then upon receipt of such Substitute Letter of Credit security deposit, Lessor shall promptly return the Letter of Credit to the Assignor and the Substitute Letter of Credit security deposit shall thereafter be treated in accordance with all of the terms and conditions formerly accorded to the Letter of Credit under the Lease.

9. If any provisions of this Consent shall be at variance with the provisions of the Lease or Assignment, the provisions of this Consent shall prevail. This Consent shall not be changed orally but only by an agreement in writing signed by the party against whom the enforcement of such change is sought.

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IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed as of the 5th day of March, 2012.

ASSIGNOR:

Bitstream, Inc.

By:	/s/ James P. Dore
	Name:	James P. Dore
	Title:	VP and Chief Executive Officer

ASSIGNEE:

Marlborough Software Development Holdings Inc.

By:	/s/ James P. Dore
	Name:	James P. Dore
	Title:	EVP and Chief Executive Officer

LESSOR:

Normandy Nickerson Road, LLC

By:	/s/ Raymond P. Trevisan
Raymond P. Trevisan Vice President

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